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                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report, dated January 27, 1999, on the financial statements of Seaward Corporation and subsidiaries included in this Current Form 8-K of Quanta Services, Inc. and to the incorporation by reference of said report into Quanta Services, Inc.'s previously filed Registration Statements on Form S-8 (FILE NOS. 333-47069 and 333-56849).

/s/ NATHAN WECHSLER & COMPANY

Nathan Wechsler & Company
Concord, New Hampshire
June 15, 1999